UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 Summer Street, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure.

On December 12, 2017, Rapid7, Inc. (the “Company”) hosted an investor and analyst day event (“Analyst Day”). At the Analyst Day event, members of the Company’s senior management met with investors and investment professionals and also made a presentation regarding the Company which was webcasted live on its website.

An excerpt of the slides from the Analyst Day presentation containing certain financial information presented by Corey Thomas, the Company’s Chief Executive Officer, and Jeff Kalowski, the Company’s Chief Financial Officer, is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this Item 7.01, including the presentation slides attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 8.01    Other Events.

The Company presented a corporate update at the Analyst Day event. Certain of the presentation slides used by Company management in the Analyst Day presentation are attached hereto as Exhibit 99.2 to this Current Report. The Analyst Day presentation is also available under the “Events and Presentations” section on the Company’s investor relations website at http://investors.rapid7.com.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Excerpt from Financial Slides for Analyst Day Presentation dated December 12, 2017.
99.2	Analyst Day Slides dated December 12, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: December 12, 2017	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer